EXHIBIT 10.3

FIRST AMENDMENT TO

GUARANTEE AND COLLATERAL AGREEMENT

THIS FIRST AMENDMENT TO GUARANTEE AND COLLATERAL AGREEMENT (this "Amendment"), with an effective date as of November 22, 2019, is made on December 2, 2019 by and among SCHOOL SPECIALTY, INC., a Delaware corporation ("Borrower"), each Guarantor (as defined in the Guarantee and Collateral Agreement) party hereto and TCW ASSET MANAGEMENT COMPANY LLC, as agent for the Lenders ("Agent").

WHEREAS, Borrower, the Guarantors from time to time party thereto, Agent, and the Lenders from time to time party thereto are parties to that certain Loan Agreement dated as of April 7, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement");

WHEREAS, Borrower, the Guarantors from time to time party thereto and Agent are parties to that certain Guarantee and Collateral Agreement dated as of April 7, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement"); and

WHEREAS, Borrower, the Guarantors and Agent have agreed to amend the Guarantee and Collateral Agreement as set forth herein and on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1.Defined Terms.  Unless otherwise defined herein, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement.

2.Amendments to Guarantee and Collateral Agreement.  Subject to the satisfaction of the conditions set forth in Section 5 below and in reliance upon the representations and warranties of Borrower and the Guarantors party hereto set forth in Section 6 below, the Guarantee and Collateral Agreement is amended as follows:

(A)The defined term "Excluded Equity Interests" set forth in Section 1 of the Guarantee and Collateral Agreement is hereby amended and restated in its entirety, as follows:

"Excluded Equity Interests" means (i) any Equity Interests of any Foreign Subsidiary other than a direct Foreign Subsidiary of the Borrower or a Domestic Subsidiary, (ii) solely to the extent pledging any such voting Equity Interests in excess of 65% would result in material adverse tax consequences in relation to the benefits to Agent and the Lenders of the security afforded thereby (as determined by Agent in consultation with Borrower), any voting Equity Interests of a direct Foreign Subsidiary of Borrower or a Direct Subsidiary in excess of 65% of the Equity Interests of such Foreign Subsidiary, and (iii) any Equity Interests of any Person that is not directly owned by the applicable Grantor.

(B)The defined term "Material Commercial Tort Claim" set forth in Section 1 of the Guarantee and Collateral Agreement is hereby amended and restated in its entirety, as follows:

"Material Commercial Tort Claim" means a Commercial Tort Claim involving a claim for more than $250,000.

(C)Section 1 of the Guarantee and Collateral Agreement is hereby amended by adding the following defined term in alphabetical order:

"First Amendment Effective Date" means November 22, 2019.

(D)Section 4(b) of the Guarantee and Collateral Agreement is hereby amended and restated in its entirety as follows:

(b)With respect to each Grantor, Schedule 1 lists all Equity Interests owned by such Grantor as of the First Amendment Effective Date. Such Grantor holds all such Equity Interests directly (i.e., not through a Subsidiary, a Securities Intermediary or any other Person).

(E)Schedule 1 to the Guarantee and Collateral Agreement is hereby amended and restated in its entirety as set forth on Exhibit A attached hereto.

3.Continuing Effect.  Except as expressly set forth in Section 2 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Loan Agreement, the Guarantee and Collateral Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Loan Agreement, the Guarantee and Collateral Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby.

4.Reaffirmation and Confirmation.  Each of Borrower and each Guarantor party hereto hereby ratifies, affirms, acknowledges and agrees that the Loan Agreement, the Guarantee and Collateral Agreement and the other Loan Documents represent the valid, enforceable and collectible obligations of Borrower and the Guarantors, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Loan Agreement, the Guarantee and Collateral Agreement or any other Loan Document.  Each of Borrower and each Guarantor party hereto hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations.  The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by Borrower and the Guarantors party hereto in all respects.

5.Conditions to Effectiveness of Amendment.  This Amendment shall become effective upon the satisfaction of each of the following conditions precedent:

(a)Each party hereto shall have executed and delivered this Amendment to Agent; and

(b)All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to Agent and its legal counsel.

6.Representations and Warranties.  In order to induce Agent to enter into this Amendment, each of Borrower and each Guarantor party hereto hereby represents and warrants to Agent and Lenders that, after giving effect to this Amendment:

(a)All representations and warranties contained in the Loan Agreement, the Guarantee and Collateral Agreement and the other Loan Documents (other than the representations and warranties contained in Schedules 2(c), 2(d) and 11 of the Perfection Certificate) are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment, in each case as if made on and as of such date, other than representations and warranties that expressly relate solely to an earlier date (in which case such representations and warranties were true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such earlier date); and

(b)This Amendment and the Guarantee and Collateral Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and the Guarantors and are enforceable against Borrower and the Guarantors in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

7.Miscellaneous.

(a)Expenses.  Borrower agrees to pay on demand all expenses of Agent in connection with the preparation, negotiation, execution, delivery and administration of this Amendment in accordance with the terms of the Loan Agreement.

(b)Governing Law.  This Amendment shall be a contract made under and governed by, and construed in accordance with the internal laws of the State of New York.

(c)Counterparts.  This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.  Delivery of an executed signature page of this Amendment by facsimile transmission or electronic photocopy (i.e. "pdf") shall be effective as delivery of a manually executed counterpart hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date set forth above.

BORROWER: SCHOOL SPECIALTY, INC. By: /s/ Kevin L. Baehler Name: Kevin L. Baehler Title: Chief Financial Officer

GUARANTORS: CLASSROOMDIRECT.COM, LLC, a Delaware limited liability company By: /s/ Kevin L. Baehler Name: Kevin L. Baehler Title: Assistant Secretary

SPORTIME, LLC, a Delaware limited liability company By: /s/ Kevin L. Baehler Name: Kevin L. Baehler Title: Assistant Secretary

DELTA EDUCATION, LLC, a Delaware limited liability company By: /s/ Kevin L. Baehler Name: Kevin L. Baehler Title: Assistant Secretary

PREMIER AGENDAS, LLC, a Delaware limited liability company By: /s/ Kevin L. Baehler Name: Kevin L. Baehler Title: Assistant Secretary

Signature Page to First Amendment to Guarantee and Collateral Agreement

CHILDCRAFT EDUCATION, LLC, a Delaware limited liability company By: /s/ Kevin L. Baehler Name: Kevin L. Baehler Title: Assistant Secretary

BIRD-IN-HAND WOODWORKS, LLC, a Delaware limited liability company By: /s/ Kevin L. Baehler Name: Kevin L. Baehler Title: Assistant Secretary

CALIFONE INTERNATIONAL, LLC, a Delaware limited liability company By: /s/ Kevin L. Baehler Name: Kevin L. Baehler Title: Assistant Secretary

SSI GUARDIAN, LLC, a Delaware limited liability company By: /s/ Kevin L. Baehler Name: Kevin L. Baehler Title: Assistant Secretary

Signature Page to First Amendment to Guarantee and Collateral Agreement

AGENT: TCW ASSET MANAGEMENT COMPANY LLC, as Agent By: /s/ Suzanne Grosso Name: Suzanne Grosso Title: Managing Director

Signature Page to Guaranty and Collateral Agreement

EXHIBIT A

SCHEDULE 1

EQUITY INTERESTS IN SUBSIDIARIES AND AFFILIATES
OWNED BY GRANTOR

Issuer	Jurisdiction Of Organization	Owner of Equity Interest	Percentage Owned	Number of Shares or Units
Califone International, LLC	Delaware	School Specialty, Inc.	100%	N/A
Childcraft Education, LLC	Delaware	School Specialty, Inc.	100%	N/A
ClassroomDirect.com, LLC	Delaware	School Specialty, Inc.	100%	1
Delta Education, LLC	Delaware	School Specialty, Inc.	100%	100
Frey Scientific, LLC	Delaware	School Specialty, Inc.	100%	N/A
Premier Agendas, LLC	Delaware	School Specialty, Inc.	100%	N/A
Sax Arts & Crafts, LLC	Delaware	School Specialty, Inc.	100%	N/A
Sportime, LLC	Delaware	School Specialty, Inc.	100%	100
Premier School Agendas, Ltd.	Canada	School Specialty, Inc.	100%	N/A
Select Agendas, Corp.	Canada	School Specialty, Inc.	100%	N/A
Bird-In-Hand Woodworks, LLC	Delaware	Childcraft Education, LLC	100%	N/A
SSI Guardian, LLC	Delaware	School Specialty, Inc.	100%	N/A